Exhibit 99.1

COMPANY CONTACT	INVESTOR CONTACTS
The Spectranetics Corporation	Westwicke Partners
Guy Childs, Chief Financial Officer	Lynn Pieper
(719) 633-8333	(415) 202-5678
lynn.pieper@westwicke.com

FOR IMMEDIATE RELEASE

Spectranetics Prices Public Offering of Common Stock

COLORADO SPRINGS, CO. (April 25, 2013) - The Spectranetics Corporation (NASDAQ: SPNC), today announced the pricing of a previously announced underwritten registered public offering of 4,750,000 shares of its common stock at a public offering price of $18.00 per share. All of the shares are being sold by Spectranetics. The offering is expected to close on May 1, 2013, subject to customary closing conditions. Spectranetics has granted the underwriters a 30-day option to purchase up to an additional 712,500 shares of common stock to cover over-allotments, if any.

Spectranetics expects to use the net proceeds for general corporate purposes, including working capital. It may use all or a portion of the net proceeds to acquire or invest in complementary businesses, technologies or assets. It currently has no present understandings, commitments, or agreements to enter into any acquisitions or make any investments.

J.P. Morgan Securities LLC and Piper Jaffray & Co. are serving as joint book-running managers for this offering. Canaccord Genuity Inc. and Stifel, Nicolaus & Company, Incorporated are serving as co-managers of the offering. A shelf registration statement relating to the sale of these securities has been filed with the Securities and Exchange Commission and has become effective. This release does not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation, or sale would be unlawful prior to the registration or qualification under the securities laws of any such state. The common stock offering may be made only by means of a prospectus and a related prospectus supplement, copies of which may be obtained by contacting J.P. Morgan Securities LLC at c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, Attention: Prospectus Department, or by calling 866-803-9204, or Piper Jaffray & Co. at 800 Nicollet Mall, Minneapolis, MN 55402, Attention: Prospectus Department or by calling toll-free at (877) 371-5212.

About Spectranetics

Spectranetics develops, manufactures, markets and distributes single-use medical devices used in minimally invasive procedures within the cardiovascular system. The Company’s products are sold in more than 40 countries and are used to treat arterial blockages in the heart and legs, as well as the removal of pacemaker and defibrillator leads.

The Company’s Vascular Intervention (VI) products include a range of laser catheters for ablation of blockages in arteries above and below the knee. The Company also markets support catheters to facilitate crossing of peripheral and coronary arterial blockages, and retrograde access and guidewire retrieval devices used in the treatment of peripheral arterial blockages, including chronic total occlusions. In addition, the Company markets aspiration and cardiac laser catheters for the treatment of blockages in the heart, and drug delivery catheters for vascular delivery of drugs and diagnostic agents.

The Lead Management (LM) product line includes excimer laser sheaths and cardiac lead management accessories for the removal of pacemaker and defibrillator cardiac leads.

For more information, visit www.spectranetics.com.

Safe Harbor Statement

This news release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934 (the Exchange Act), as amended, and the Private Securities Litigation Reform Act of 1995, and is subject to the safe harbor created by that section. Forward-looking statements contained in this release constitute our expectations or forecasts of future events as of the date this release was issued and are not statements of historical fact. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Such statements may include words such as “anticipate,” “will,” “estimate,” “expect,” “project,” “intend,” “should,” “plan,” “believe,” “hope,” “enable,” “potential,” and other words and terms of similar meaning in connection with any discussion of, among other things, statements about the Company’s expectations regarding its fundraising efforts, including the closing of the offering and the underwriters’ exercise of the overallotment option.  You are cautioned not to place undue reliance on these forward-looking statements and to note that they speak only as of the date hereof. Factors that could cause actual results to differ materially from those set forth in the forward-looking statements are set forth in the risk factors listed from time to time in our filings with the SEC. Readers are encouraged to review Item 1A. - Risk Factors and all other disclosures appearing in the Spectranetics Form 10-K for the year ended December 31, 2012 filed with the Securities and Exchange Commission, for further information on risks and uncertainties that could affect Spectranetics’ business, financial condition and results of operation. We disclaim any intention or obligation to update or revise any financial projections or forward-looking statements due to new information or other events.

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